Exhibit 99

Form 4 Joint Filer Information

Name:   John Reher

Address:   800 Airport Blvd.
   Suite 508
   Burlingame, CA 94010

Designated Filer:  Medicus Management Partners

Date of Event
Requiring Statment: April 3, 2007

Signature:  /s/ John Reher

   By:  John Reher